Exhibit 99.1

February 8, 2017

Media contact:	Investor/analyst contact:
Media Relations	Lavanya Sareen
(206) 304-0008	Managing Director of Investor Relations
(206) 392-5656

Alaska Air Group reports fourth quarter 2016 and full-year results and raises dividend 9%

Acquisition of Virgin America Inc.:

•	Air Group completed its acquisition of Virgin America Inc. ("Virgin America") on December 14, 2016.

•
Fourth quarter 2016 results reflect the results of operations and cash flows for Virgin America from December 14, 2016 through December 31, 2016, including the impacts associated with purchase accounting. Periods presented prior to the acquisition date do not include Virgin America's results, except in the supplementary combined comparative financial information.

Dividend Increase:

•
Announced today a 9% increase in the quarterly dividend, from $0.275 per share to $0.30 per share. This is the fourth time the Company has raised the dividend since initiating the quarterly dividend in July 2013, with a cumulative increase of 200% since that time.

Financial Highlights:

•
Reported net income for the fourth quarter and full year under Generally Accepted Accounting Principles ("GAAP") of $114 million, or $0.92 per diluted share, and $814 million, or $6.54 per diluted share, respectively. These results compared to fourth quarter 2015 net income of $191 million, or $1.51 per diluted share, and full year 2015 net income of $848 million, or $6.56 per diluted share.

•
Reported adjusted fourth quarter 2016 diluted earnings per share of $1.56, a 7% increase over the fourth quarter of 2015. Fourth quarter net income, excluding special items, was $193 million, a 4% increase from the fourth quarter of 2015. This quarter's adjusted results compare to the First Call analyst consensus estimate of $1.40 per share.

•	Reported full year 2016 net income, excluding special items, of $911 million, an 8% increase from 2015, and adjusted diluted earnings per share of $7.32, a 12% increase from 2015.

•	Paid a $0.275 per-share quarterly cash dividend in the fourth quarter, bringing total dividend payments in 2016 to $136 million.

•	Generated approximately $1.4 billion of operating cash flow and $708 million of free cash flow in 2016.

•	Achieved return on invested capital of 21% in 2016, including Virgin America's results beginning December 14, 2016.

•	Grew passenger revenues by 9% compared to the fourth quarter of 2015, and by 4% compared to full-year 2015.

•	Generated full-year adjusted pretax margin of 24% in 2016, in line with 2015.

•
Lowered consolidated unit costs excluding fuel and special items for the seventh consecutive year, to the lowest level ever. Mainline unit costs excluding fuel and special items have declined 14 of the last 15 years.

•	Held $1.6 billion in unrestricted cash and marketable securities as of December 31, 2016.

2016 Accomplishments and Highlights:
Recognition and Awards - Alaska

•	Became the first major U.S. airline to receive approval from the Federal Aviation Administration for its Safety Management System.

•	Ranked best airline in the U.S. by the Wall Street Journal's "2016 Airline Scorecard" for the fourth year in a row.

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in 2016 by J.D. Power for the ninth year in a row.

•	Ranked "Highest in Customer Satisfaction with Airline Loyalty Rewards Programs" in 2016 by J.D. Power for the third consecutive year.

•	Ranked first in the U.S. News & World Report's list of Best Airline Rewards Programs for the second consecutive year.

•	Ranked among Forbes' 2016 "America's Best Employers."

•	Named No. 1 on-time carrier in North America for the seventh year in a row by FlightStats in January 2017.

•	Received the Department of Defense 2016 Freedom Award, the highest recognition given to employers by the U.S. government for their support of National Guard and Reserve members.

•	Received 15th Diamond Award of Excellence from the Federal Aviation Administration, recognizing both Alaska and Horizon's aircraft technicians for their commitment to training.

•	Ranked first in the commercial aviation division and first place overall at the 2016 Annual International Aerospace Maintenance Competition, surpassing over 50 teams from around the world.

•	Named the No. 1 cargo carrier by Logistics Management magazine, as part of its annual Quest for Quality awards.

•	Joined Standard and Poor's 500 Index. Companies included in the S&P 500 are chosen by the S&P Index Committee based on their size, earnings history and liquidity, among other factors.

•	Ranked among the Fortune 500 for the third year in a row.

•	Ranked among the top "green companies" in the United States by Newsweek.

•	Ranked among the top 100 socially just companies in the United States by Forbes.

•
Received the Seattle-Tacoma International Airport Green Gateway Environmental Excellence Award for the second year in a row, as a result of efforts in reducing emissions, recycling and waste reduction and lowered energy consumption.

Recognition and Awards - Virgin America

•	Rated Best U.S. Airline by Conde Nast Traveler in their "Annual Readers' Choice Awards" for nine years in a row.

•	Ranked Best Domestic Airline in Travel + Leisure "World's Best Awards" for nine years in a row.

•
Rated the number one carrier in the 2016 Airline Quality Report for the fourth consecutive year, an annual analysis of airline performance metrics conducted by Wichita State University and Embry-Riddle Aeronautical University.

•	Rated "Best Airline in North America" for the second year in a row and "Best Low-Cost Airline in the U.S." for the seventh year in a row by Skytrax World Airline Awards.

Our People

•	Awarded a record $159 million in incentive pay to employees for 2016, including $32 million earned by Virgin America teammates in 2016 prior to the acquisition.

•	Reached a tentative agreement with Alaska's aircraft technicians on a new collective bargaining agreement.

•	Alaska received a perfect score of 100% for workplace equality on the 2017 Corporate Equality Index ("CEI"). Virgin America received a score of 95%.

Our Guests and Product

•
Announced enhanced benefits to the Alaska Airlines Visa Signature credit card and the Alaska Airlines Visa Business credit card including the elimination of foreign transaction fees and increased bonus miles.

•	Announced a new codeshare agreement and frequent flier partnership with Japan Airlines, providing Alaska customers seamless travel and mileage earning opportunities.

•	Launched Premium Class service on Alaska, including more legroom, complimentary alcoholic beverages, and premium snacks.

•
Flew the first three commercial flights using sustainable alcohol-to-jet biofuel made from U.S. grown corn and alternative jet fuel made from forest residuals, continuing Alaska's commitment to reduce its carbon emissions.

•
Placed an order for 33 firm Embraer 175 ("E175") regional jets to be flown by subsidiary Horizon Air, with the first delivery scheduled in 2017. An additional 30 options are available under the purchase arrangement.

•	Added 19 Boeing 737-900ERs aircraft to the operating fleet in 2016, bringing the total fleet to 155 Boeing aircraft.

•	Added 5 Airbus A320 aircraft to Virgin America's fleet in 2016, bringing the total fleet to 63 Airbus aircraft.

•	Added 17 new markets in 2016 across the Alaska Air Group and Virgin America networks.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 1.4% over 2015.

Our Communities

•	Donated over $13 million to support nonprofits in our local communities, focusing on youth and education, medical (research/transportation) and community outreach.

SEATTLE — Alaska Air Group, Inc. (NYSE: ALK) today reported fourth quarter 2016 GAAP net income of $114 million, or $0.92 per diluted share, compared to $191 million, or $1.51 per diluted share in 2015. Excluding the impact of special items and mark-to-market fuel hedge adjustments, the company reported record fourth quarter adjusted net income of $193 million, or $1.56 per diluted share, compared to adjusted net income of $186 million, or $1.46 per diluted share in the fourth quarter of 2015.

The company reported full-year 2016 GAAP net income of $814 million, compared to $848 million in the prior year. Excluding the impact of special items and mark-to-market fuel hedge adjustments, the company reported record net income of $911 million, or $7.32 per diluted share for 2016, compared to adjusted net income of $842 million, or $6.51 per diluted share in 2015.

"2016 was an incredible year for Alaska in almost every way, and we are even more excited as we look forward to 2017 and beyond,” said Alaska CEO Brad Tilden. “Our people are rallying around a common purpose of creating an airline people love, and we are well on our way, with benefits like reciprocal mileage and easy booking of Virgin America flights on alaskaair.com already available. I want to thank our people for providing our guests great service, and for staying focused on running a safe and reliable operation.”

On February 7, 2017, the Board of Directors of Alaska Air Group declared a quarterly cash dividend of 30 cents per share, payable March 9, 2017 to all shareholders of record as of February 21, 2017.

The following tables reconcile the company's adjusted net income and earnings per diluted share ("EPS") during the full year and fourth quarters of 2016 and 2015 to amounts as reported in accordance with GAAP. The amounts include financial results for Virgin America for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016:

	Three Months Ended December 31,
	2016		2015
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$114	$0.92	$191	$1.51
Mark-to-market fuel hedge adjustments	(4)	(0.03)	1	0.01
Special items - merger-related costs and other	81	0.65	32	0.25
Income tax effect on special items and fuel hedge adjustments(a)	(15)	(0.12)	(12)	(0.09)
Special tax (benefit)/expense(b)	17	0.14	(26)	(0.22)
Non-GAAP adjusted net income and diluted EPS	$193	$1.56	$186	$1.46

	Twelve Months Ended December 31,
	2016		2015
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$814	$6.54	$848	$6.56
Mark-to-market fuel hedge adjustments	(13)	(0.11)	—	—
Special items - merger-related costs and other	117	0.94	32	0.25
Income tax effect on special items and fuel hedge adjustments(a)	(24)	(0.19)	(12)	(0.10)
Special tax (benefit)/expense(b)	17	0.14	(26)	(0.20)
Non-GAAP adjusted net income and diluted EPS	$911	$7.32	$842	$6.51

(a)	Certain merger-related costs are non-deductible for tax purposes, resulting in a smaller income tax effect for current year adjusting items.

(b)	Special tax (benefit)/expense represents the discrete impacts of adjustments to the Company’s position on income sourcing in various states.
Statistical data, as well as a reconciliation of other reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the fourth quarter and full year results will be simulcast online at 8:30 a.m. Pacific time on February 8, 2017. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

###
Alaska Airlines, together with Virgin America and its regional partners, flies 40 million customers a year to 118 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, Costa Rica and Cuba. With Alaska and Alaska Global Partners, customers can earn and redeem miles on flights to more than 900 destinations worldwide. Learn more about Alaska’s award-winning service and unmatched reliability at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
Amounts below reflect the results of operations for Virgin America for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2016	2015	Change	2016	2015	Change
Operating Revenues:
Passenger
Mainline	$1,062	$962	10%	$4,098	$3,939	4%
Regional	226	216	5%	908	854	6%
Total passenger revenue	1,288	1,178	9%	5,006	4,793	4%
Freight and mail	26	25	4%	108	108	—%
Other - net	210	174	21%	817	697	17%
Total Operating Revenues	1,524	1,377	11%	5,931	5,598	6%

Operating Expenses:
Wages and benefits	374	331	13%	1,382	1,254	10%
Variable incentive pay	32	30	7%	127	120	6%
Aircraft fuel, including hedging gains and losses	238	213	12%	831	954	(13)%
Aircraft maintenance	73	71	3%	270	253	7%
Aircraft rent	34	27	26%	114	105	9%
Landing fees and other rentals	88	79	11%	320	296	8%
Contracted services	64	57	12%	247	214	15%
Selling expenses	63	51	24%	225	211	7%
Depreciation and amortization	82	84	(2)%	363	320	13%
Food and beverage service	33	30	10%	126	113	12%
Third-party regional carrier expense	21	20	5%	95	72	32%
Other	100	97	3%	365	356	3%
Special items - merger-related costs and other	81	32	153%	117	32	266%
Total Operating Expenses	1,283	1,122	14%	4,582	4,300	7%
Operating Income	241	255	(5)%	1,349	1,298	4%

Nonoperating Income (Expense):
Interest income	7	5		27	21
Interest expense	(22)	(10)		(55)	(42)
Interest capitalized	4	9		25	34
Other - net	1	—		(1)	1
Total Nonoperating Income (Expense)	(10)	4		(4)	14
Income Before Income Tax	231	259	(11)%	1,345	1,312	3%
Income tax expense	117	68		531	464
Net Income	$114	$191	(40)%	$814	$848	(4)%

Basic Earnings Per Share:	$0.92	$1.52	(39)%	$6.59	$6.61	—%
Diluted Earnings Per Share:	$0.92	$1.51	(39)%	$6.54	$6.56	—%

Shares Used for Computation:
Basic	123.286	125.900	(2)%	123.557	128.373	(4)%
Diluted	124.102	126.818	(2)%	124.389	129.372	(4)%

Cash dividend declared per share	$0.275	$0.200		$1.100	$0.800

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
Amounts below for December 31, 2016 reflect the acquisition of Virgin America, including impacts associated with purchase accounting.

(in millions)	December 31, 2016 (b)	December 31, 2015
Cash and marketable securities	$1,580	$1,328

Total current assets	2,050	1,663
Property and equipment-net	5,686	4,802
Goodwill	1,917	—
Intangible assets	155	—
Other assets	169	65
Total assets	$9,977	$6,530

Air traffic liability	849	669
Current portion of long-term debt	318	114
Other current liabilities	1,370	1,022
Current liabilities	$2,537	$1,805
Long-term debt	2,637	569
Other liabilities and credits	1,872	1,745
Shareholders' equity	2,931	2,411
Total liabilities and shareholders' equity	$9,977	$6,530

Debt to Capitalization, adjusted for operating leases(a)	59%	27%

Number of common shares outstanding	123.328	125.175

(a)	Calculated using the present value of remaining aircraft lease payments for aircraft that are in our operating fleet as of the balance sheet date.

(b)
The impacts of purchase accounting included in these balances were determined on a preliminary basis and are subject to further adjustments as additional information becomes available concerning the fair value of the assets acquired and liabilities assumed. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than December 14, 2017.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
Consolidated and Mainline amounts presented below reflect the results of operations for Virgin America for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Consolidated Operating Statistics:(a)
Revenue passengers (PAX) (000)	8,752	7,927	10.4%	34,289	31,883	7.5%
RPMs (000,000) "traffic"	9,640	8,526	13.1%	37,209	33,578	10.8%
ASMs (000,000) "capacity"	11,407	10,340	10.3%	44,135	39,914	10.6%
Load factor	84.5%	82.5%	2.0 pts	84.3%	84.1%	0.2 pts
Yield	13.36¢	13.82¢	(3.3)%	13.45¢	14.27¢	(5.7)%
PRASM	11.29¢	11.39¢	(0.9)%	11.34¢	12.01¢	(5.6)%
RASM	13.36¢	13.32¢	0.3%	13.44¢	14.03¢	(4.2)%
CASM excluding fuel and special items(b)	8.45¢	8.48¢	(0.4)%	8.23¢	8.30¢	(0.8)%
Economic fuel cost per gallon(c)	$1.68	$1.62	3.7%	$1.52	$1.88	(19.1)%
Fuel gallons (000,000)	144	131	9.9%	554	508	9.1%
ASM's per gallon	79.2	78.9	0.4%	79.7	78.6	1.4%
Average full-time equivalent employees (FTEs)	15,566	14,360	8.4%	14,760	13,858	6.5%
Employee productivity (PAX/FTEs/months)	187.4	184.0	1.8%	193.6	191.7	1.0%
Mainline Operating Statistics:
Revenue passengers (PAX) (000)	6,406	5,676	12.9%	24,838	22,869	8.6%
RPMs (000,000) "traffic"	8,722	7,707	13.2%	33,489	30,340	10.4%
ASMs (000,000) "capacity"	10,257	9,303	10.3%	39,473	35,912	9.9%
Load factor	85.0%	82.8%	2.2 pts	84.8%	84.5%	0.3 pts
Yield	12.17¢	12.48¢	(2.5)%	12.24¢	12.98¢	(5.7)%
PRASM	10.35¢	10.34¢	0.1%	10.38¢	10.97¢	(5.4)%
RASM	12.46¢	12.28¢	1.5%	12.51¢	12.98¢	(3.6)%
CASM excluding fuel and special items(b)	7.57¢	7.54¢	0.4%	7.30¢	7.39¢	(1.2)%
Economic fuel cost per gallon(c)	$1.67	$1.60	4.4%	$1.52	$1.87	(18.7)%
Fuel gallons (000,000)	124	113	9.7%	474	439	8.0%
ASM's per gallon	82.7	82.3	0.5%	83.3	81.8	1.8%
Average number of FTEs	12,037	11,069	8.7%	11,447	10,750	6.5%
Employee productivity (PAX/FTEs/months)	177.4	170.9	3.8%	180.8	177.3	2.0%
Aircraft utilization	10.1	10.7	(5.6)%	10.5	10.8	(2.8)%
Average aircraft stage length	1,243	1,225	1.5%	1,225	1,195	2.5%
Regional Operating Statistics:(d)
Revenue passengers (PAX) (000)	2,346	2,253	4.1%	9,452	9,015	4.8%
RPMs (000,000) "traffic"	918	819	12.1%	3,720	3,238	14.9%
ASMs (000,000) "capacity"	1,150	1,037	10.9%	4,662	4,002	16.5%
Load factor	79.8%	79.0%	0.8 pts	79.8%	80.9%	(1.1) pts
Yield	24.64¢	26.37¢	(6.6)%	24.42¢	26.37¢	(7.4)%
PRASM	19.67¢	20.83¢	(5.6)%	19.49¢	21.34¢	(8.7)%

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
Amounts below reflect the results of operations for Virgin America for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

	Three Months Ended December 31, 2016
(in millions)	Mainline(a)	Regional	Horizon	Consolidating & Other(b)	Air Group Adjusted(c)	Special Items(d)	Consolidated
Operating revenues
Passenger
Mainline	$1,062	$—	$—	$—	$1,062	$—	$1,062
Regional	—	226	—	—	226	—	226
Total passenger revenues	1,062	226	—	—	1,288	—	1,288
Revenue from CPA with Alaska	—	—	102	(102)	—	—	—
Freight and mail	25	2	—	(1)	26	—	26
Other-net	192	17	1	—	210	—	210
Total operating revenues	1,279	245	103	(103)	1,524	—	1,524
Operating expenses
Non-fuel operating expenses	776	189	102	(103)	964	81	1,045
Fuel expense	207	35	—	—	242	(4)	238
Total operating expenses	983	224	102	(103)	1,206	77	1,283
Nonoperating income (expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(19)	—	(2)	(1)	(22)	—	(22)
Other	4	—	1	—	5	—	5
Total nonoperating income (expense)	(8)	—	(1)	(1)	(10)	—	(10)
Income (loss) before income tax	$288	$21	$—	$(1)	$308	$(77)	$231

	Three Months Ended December 31, 2015
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(b)	Air Group Adjusted(c)	Special Items(d)	Consolidated
Operating revenues
Passenger
Mainline	$962	$—	$—	$—	$962	$—	$962
Regional	—	216	—	—	216	—	216
Total passenger revenues	962	216	—	—	1,178	—	1,178
Revenue from CPA with Alaska	—	—	105	(105)	—	—	—
Freight and mail	24	1	—	—	25	—	25
Other-net	156	17	1	—	174	—	174
Total operating revenues	1,142	234	106	(105)	1,377	—	1,377
Operating expenses
Non-fuel operating expenses	702	181	101	(107)	877	32	909
Fuel expense	182	30	—	—	212	1	213
Total operating expenses	884	211	101	(107)	1,089	33	1,122
Nonoperating income (expense)
Interest income	4	—	—	1	5	—	5
Interest expense	(7)	—	(2)	(1)	(10)	—	(10)
Other	7	—	1	1	9	—	9
Total nonoperating income (expense)	4	—	(1)	1	4	—	4
Income (loss) before income tax	$262	$23	$4	$3	$292	$(33)	$259

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2016
(in millions)	Mainline(a)	Regional	Horizon	Consolidating & Other(b)	Air Group Adjusted(c)	Special Items(d)	Consolidated
Operating revenues
Passenger
Mainline	$4,098	$—	$—	$—	$4,098	$—	$4,098
Regional	—	908	—	—	908	—	908
Total passenger revenues	4,098	908	—	—	5,006	—	5,006
Revenue from CPA with Alaska	—	—	424	(424)	—	—	—
Freight and mail	104	5	—	(1)	108	—	108
Other-net	738	74	4	1	817	—	817
Total operating revenues	4,940	987	428	(424)	5,931	—	5,931
Operating expenses
Non-fuel operating expenses	2,883	769	407	(425)	3,634	117	3,751
Fuel expense	719	125	—	—	844	(13)	831
Total operating expenses	3,602	894	407	(425)	4,478	104	4,582
Nonoperating income (expense)
Interest income	26	—	1	—	27	—	27
Interest expense	(42)	—	(9)	(4)	(55)	—	(55)
Other	19	—	1	4	24	—	24
Total nonoperating income (expense)	3	—	(7)	—	(4)	—	(4)
Income (loss) before income tax	$1,341	$93	$14	$1	$1,449	$(104)	$1,345

	Twelve Months Ended December 31, 2015
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(b)	Air Group Adjusted(c)	Special Items(d)	Consolidated
Operating revenues
Passenger
Mainline	$3,939	$—	$—	$—	$3,939	$—	$3,939
Regional	—	854	—	—	854	—	854
Total passenger revenues	3,939	854	—	—	4,793	—	4,793
Revenue from CPA with Alaska	—	—	408	(408)	—	—	—
Freight and mail	103	5	—	—	108	—	108
Other-net	621	72	4	—	697	—	697
Total operating revenues	4,663	931	412	(408)	5,598	—	5,598
Operating expenses
Non-fuel operating expenses	2,653	695	375	(409)	3,314	32	3,346
Fuel expense	823	131	—	—	954	—	954
Total operating expenses	3,476	826	375	(409)	4,268	32	4,300
Nonoperating income (expense)
Interest income	19	—	—	2	21	—	21
Interest expense	(28)	—	(10)	(4)	(42)	—	(42)
Other	28	—	1	6	35	—	35
Total nonoperating income (expense)	19	—	(9)	4	14	—	14
Income (loss) before income tax	$1,206	$105	$28	$5	$1,344	$(32)	$1,312

(a)
Includes Alaska activity for the full period, and Virgin America financial results for the period December 14, 2016 through December 31, 2016, and the impacts associated with purchase accounting as of December 14, 2016.

(b)	Includes consolidating entries, Parent Company, and other immaterial business units.

(c)	Air Group Adjusted excludes certain charges. See Note A on the accompanying pages for further information.

(d)	Includes merger-related costs, mark-to-market fuel-hedge accounting charges, and other special items described previously.

GAAP TO NON-GAAP RECONCILIATIONS
Alaska Air Group, Inc.
Consolidated and Mainline amounts presented below reflect the results of operations for Virgin America for the period December 14, 2016 through December 31, 2016, including impacts associated with purchase accounting as of December 14, 2016.

CASM Excluding Fuel and Special Items Reconciliation (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in cents)	2016	2015	2016		2015
Consolidated:
Total operating expenses per ASM (CASM)	11.25 ¢	10.85 ¢	10.38	¢	10.77	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.09	2.06	1.88		2.39
Special items - merger-related costs and other	0.71	0.31	0.27		0.08
CASM, excluding fuel and special items	8.45 ¢	8.48 ¢	8.23	¢	8.30	¢

Mainline:
Total operating expenses per ASM (CASM)	10.33 ¢	9.86 ¢	9.39	¢	9.77	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.98	1.97	1.79		2.29
Special items - merger-related costs and other	0.78	0.35	0.30		0.09
CASM, excluding fuel and special items	7.57 ¢	7.54 ¢	7.30	¢	7.39	¢

Fuel Reconciliations (unaudited)

	Three Months Ended December 31,
	2016		2015
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars		Cost/Gal
Raw or "into-plane" fuel cost	$238	$1.65	$208		$1.59
Losses on settled hedges	4	0.03	4		0.03
Consolidated economic fuel expense	$242	$1.68	$212		$1.62
Mark-to-market fuel hedge adjustments	(4)	(0.03)	1		—
GAAP fuel expense	$238	$1.65	$213		$1.62
Fuel gallons	144		131

	Twelve Months Ended December 31,
	2016		2015
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars		Cost/Gal
Raw or "into-plane" fuel cost	$828	$1.49	$935		$1.84
Losses on settled hedges	16	0.03	19		0.04
Consolidated economic fuel expense	$844	$1.52	$954		$1.88
Mark-to-market fuel hedge adjustments	(13)	(0.02)	—		—
GAAP fuel expense	$831	$1.50	$954		$1.88
Fuel gallons	554		508

SUPPLEMENTARY COMBINED COMPARATIVE FINANCIAL INFORMATION (unaudited)

We believe that analysis of specific financial and operational results on a combined basis provides more meaningful year-over-year comparisons, and have presented combined results in the tables that follow. Financial and operational information on a combined basis is the sum of the historical consolidated financial results of the Company through December 31, 2016 and of Virgin America for the periods prior to the acquisition date of December 14, 2016. It includes the impact of purchase accounting only for the period following the acquisition. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three months ended December 31, 2016			Three months ended December 31, 2015
(in millions)	Alaska Air Group (as reported)	Virgin America (as conformed)	Combined	Alaska Air Group (as reported)	Virgin America (as reported and conformed)	Combined	Combined % Change
Passenger revenue	$1,288	293	$1,581	$1,178	$347	$1,525	3.7%
Other revenue(a)	236	37	273	199	43	242	12.8%
Total Operating Revenues	1,524	330	1,854	1,377	390	1,767	4.9%
Non-fuel operating expense	1,045	237	1,282	909	288	1,197	7.1%
Fuel expense	238	64	302	213	82	295	2.4%
Total Operating Expenses	1,283	301	1,584	1,122	370	1,492	6.2%
Operating Income	241	29	270	255	20	275	(1.8)%
Nonoperating income (expense)	(10)	(5)	(15)	4	(3)	1	NM
Income Before Tax	231	24	255	259	17	276	(7.6)%
Special items - merger-related and other	81	13	94	32	36	68	38.2%
Mark-to-market fuel hedge adjustments	(4)	—	(4)	1	—	1	NM
Adjusted Income Before Tax	$308	$37	$345	$292	$53	$345	—%

	Twelve months ended December 31, 2016			Twelve months ended December 31, 2015
(in millions)	Alaska Air Group (as reported)	Virgin America (as conformed)	Combined	Alaska Air Group (as reported)	Virgin America (as reported and conformed)	Combined	Combined % Change
Passenger revenue	$5,006	$1,388	$6,394	$4,793	$1,361	$6,154	3.9%
Other revenue(a)	925	176	1,101	805	165	970	13.5%
Total Operating Revenues	5,931	1,564	7,495	5,598	1,526	7,124	5.2%
Non-fuel operating expense	3,751	1,049	4,800	3,346	989	4,335	10.7%
Fuel Expense	831	293	1,124	954	360	1,314	(14.5)%
Total Operating Expenses	4,582	1,342	5,924	4,300	1,349	5,649	4.9%
Operating Income	1,349	222	1,571	1,298	177	1,475	6.5%
Nonoperating income (expense)	(4)	(19)	(23)	14	(9)	5	NM
Income Before Tax	1,345	203	1,548	1,312	168	1,480	4.6%
Special items - merger-related and other	117	21	138	32	36	68	102.9%
Mark-to-market fuel hedge adjustments	(13)	(2)	(15)	—	(2)	(2)	NM
Adjusted Income Before Tax	$1,449	$222	$1,671	$1,344	$202	$1,546	8.1%

(a)	Includes Freight and Mail, and Other-net revenue as presented on the Statement of Operations.

SUPPLEMENTARY COMBINED COMPARATIVE OPERATING STATISTICS (unaudited)

Selected operating statistics presented in the table below are on a combined basis, and include operations for Alaska Air Group and Virgin America for all periods presented, including Virgin America for the periods prior to the acquisition date. These combined results include the impact of purchase accounting only for the period following the acquisition. Virgin America's historical operating statistics included in the combined presentation have been conformed to Alaska Air Group's presentation where appropriate.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenue Passengers (000)	10,382	9,787	6.1%	41,947	38,919	7.8%
ASMs (000,000)	14,404	13,697	5.2%	57,953	52,605	10.2%
Load Factor	83.9%	82.1%	1.8 pts	84.1%	83.7%	0.4 pts
PRASM	10.97¢	11.13¢	(1.4)%	11.03¢	11.70¢	(5.7)%
RASM	12.87¢	12.90¢	(0.2)%	12.93¢	13.54¢	(4.5)%
CASMex	8.25¢	8.24¢	0.1%	8.04¢	8.11¢	(0.9)%

Note A: Pursuant to Regulation G, we are providing reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile